Exhibit 23



April 22, 2002



               Consent of Independent Certified Public Accountants

         We hereby consent to the use in Form 8-K/A of I-trax, Inc. of our report dated January 23, 2002 relating to the financial statements of WellComm Group, Inc., which appears in such Form 8-K/A.

/s/ Lutz & Company, P.C.
Lutz & Company, P.C.
Omaha, Nebraska